EXHIBIT A
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                                                     Name of Subscriber

                             SUBSCRIPTION AGREEMENT

                                 FAN ENERGY INC.

                      1998 Public Offering of Common Stock
                                       at
                                 $1.00 Per Share
                         Minimum Purchase: 20,000 Shares


Fan Energy Inc.
1801 Broadway, Suite 720
Denver, Colorado 80202

Gentlemen:

     1. Subscription for Shares. The undersigned, intending to be legally bound, hereby irrevocably subscribes to purchase from Fan Energy Inc., a Nevada corporation (the "Company"), the number of shares of common stock, $0.001 par value ("Shares"), set forth below at a purchase price of $1.00 per Share. This subscription is submitted in accordance with, and subject to, the terms and conditions described herein and in the Prospectus dated May __, 1998 relating to the public offering and sale of the Shares, a copy of which has been delivered to and received by the under signed. The signature of the undersigned below confirms the subscription to purchase Shares in the public offering.

     2. The number of Shares subscribed for, the total purchase price and the method of payment are as follows:

           Number of Shares                 _____________________________
           Total Purchase Price (enclosed) $_____________________________
           Method of Payment                _____________________________

All checks are to be made payable to: "The Bank of Denver, Fan Energy Inc., Escrow Account."

     3. Escrow of Funds. Payments made by all subscribers shall be delivered to The Bank of Denver, Denver, Colorado as Escrow Agent in connection with the offering of the Shares by the Company. This subscription is irrevocable by the subscriber. Subscriber's funds shall be held by the Escrow Agent in accordance with the terms of the offering as described in the Prospectus. Certificates representing the Shares of common stock of the Company shall be issued to subscriber and others who participate in the offering only at such time as funds for the purchase of Shares are delivered the Company, or within two business days thereafter and only in accordance with the terms of the offering as described in the Prospectus. Neither the Subscription Agreement nor any of the rights of the undersigned subscriber may be transferred or assigned.


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Dated:                  , 1998
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                                      Signature of Subscriber

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                                      Complete Name of Subscriber

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                                      Complete Mailing Address of Subscriber

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                                      Telephone Number of Subscriber

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                                      Tax Identification Number of Subscriber

     Certificates representing the Shares subscribed for shall be issued in the name of the subscriber as set forth above unless the following is completed:

                                      ------------------------------------------
                                      Names(s) in which the Shares are to be
                                      registered

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                                      Form of joint ownership (if applicable)

     [If the certificates are to be registered in the name of a person other than the subscriber who signs this Subscription Agreement, please furnish the tax identification number for each person in whose name the Shares are to be registered:
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